UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): December 20, 2007
METRO ONE TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
11220 Murray Scholls Place Beaverton, Oregon 97007
(Address of principal executive offices)
(503) 643-9500
(Registrant’s telephone number, including area code)
Not applicable (Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles or Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2007, the Board of Directors of Metro One Telecommunications, Inc. (the “Company”), approved amendments to Article VI of the Company’s Amended and Restated Bylaws to permit issuance of the Company’s stock in uncertificated form in accordance with NASDAQ Marketplace Rule 4350(l) (the “Rule”).  The Rule requires that on and after January 1, 2008, securities listed on The NASDAQ Stock Market must be eligible for a Direct Registration Program pursuant to which a shareholder’s ownership in the Company may be recorded and maintained on the books of the Company or its transfer agent without the issuance of a physical stock certificate.  The Direct Registration Program must be operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934. The foregoing description of the amendment to the Bylaws is qualified in its entirety by the actual terms of the Second Amendment to Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report on Form 8-K:

Exhibit Number	Name of Exhibit

3.3	Second Amendment to Amended and Restated Bylaws of Metro One Telecommunications, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.

Date: December 20, 2007	By:	/s/ Gary Henry
Gary Henry, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

3.3	Second Amendment to Amended and Restated Bylaws of Metro One Telecommunications, Inc.